UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, Abid Ansari notified Precision BioSciences, Inc. (the “Company”) of his resignation as the Company’s Chief Financial Officer, effective January 1, 2021, at which time he will cease serving as the Company’s principal financial officer and principal accounting officer.

On December 11, 2020, the Company’s Board of Directors (the “Board”) appointed Alex Kelly, the Company’s Chief Corporate Affairs Officer, to serve as the Company’s principal financial officer, effective upon Mr. Ansari’s departure, with the new title of Interim Chief Financial Officer and, on the same date, the Board appointed Shane Barton, the Company’s Vice President and Corporate Controller, as the Company’s interim principal accounting officer.

Mr. Kelly, age 54, has served as the Company’s Chief Corporate Affairs Officer since October 2020.  Mr. Kelly joined the Company from Allergan plc (“Allergan”) where, from April 2015 to May 2020, he served as Executive Vice President, Corporate Affairs of Allergan and as President of The Allergan Foundation. In these roles, Mr. Kelly developed internal and external messaging that shaped the company culture and supported several successful company transformations including Allergan’s recent merger with AbbVie Inc. From July 2014 to April 2015, Mr. Kelly served as Senior Vice President, Chief Integration Officer for Actavis plc (now Allergan) where he led back-to-back integration efforts for both the acquisition of Forest Laboratories, LLC (“Forest Labs”) and Allergan and, from October 2013 to June 2014, he was Senior Vice President, Chief Communications Officer, Public Affairs and Investor Relations at Forest Labs where he built a consolidated corporate communications and investor relations team and led integration efforts. Mr. Kelly has also held roles at Bausch + Lomb, Merck, Schering-Plough, Novartis, Pharmacia, and Pharmacia & Upjohn. Mr. Kelly previously served as Chair of the HealthCare Institute of New Jersey and Vice Chair of the California Life Sciences Association. He earned his Bachelor of Science in Pharmacy from Purdue University.

Mr. Barton, age 50, has served as the Vice President and Corporate Controller of the Company since May 2020.  Prior to this, from April 2017 to May 2020, Mr. Barton served as Vice President, Accounting and Controller of Vivelix Pharmaceuticals, a privately held pharmaceutical company.  From September 2009 to March 2017, Mr. Barton was with Cempra Pharmaceuticals, Inc. prior to its merger with Melinta Therapeutics, Inc., a publicly traded pharmaceutical company, where Mr. Barton served as Vice President, Accounting and Controller and Chief Accounting Officer from November 2013 to March 2017 and Corporate Controller from September 2009 to November 2013.  Mr. Barton is a certified public accountant and earned his Bachelor of Science in Business Administration from Appalachian State University.

Messrs. Kelly and Barton are expected to enter into the Company’s standard indemnification agreement for directors and officers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated December 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: December 14, 2020	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel